                                                                     Exhibit 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                PROBUSINESS, INC.

                                       AND

                               DIMENSION SOLUTIONS


                            DATED AS OF MAY 23, 1996

                                INDEX OF EXHIBITS


EXHIBIT                    DESCRIPTION
-------                    -----------

Exhibit A                  Subordination Agreement
Exhibit B                  Eighteenth Amendment to Registration Rights Agreement
Exhibit C                  Assignment and Assumption Agreement
Exhibit D                  Bill of Sale
Exhibit E                  Trademark Assignment
Exhibit F                  Copyright Assignment
Exhibit G                  Seller Schedules
Exhibit H                  Employment and Noncompetition Agreement
Exhibit I                  Cara Agreement
Attachment 1               California Administrative Code

                               INDEX OF SCHEDULES


SELLER SCHEDULE    DESCRIPTION
---------------    -----------

1.1(a)             Retained Assets
1.1(a)(ii)         Intellectual Property and Patents
1.1(a)(iii)        Software Products
1.1(a)(vi)         Inventory
1.1(b)             Assumed Liabilities
2.1                Articles of Incorporation and Bylaws of Dimension Solutions
2.2                Capitalization
2.4                Governmental and Third Party Consents
2.5                Seller Financials
2.6                Undisclosed Liabilities
2.7                No Changes
2.8(b)             Tax Returns and Audits
2.10(a)            Liens on Property
2.10(b)            Asset List
2.11               Intellectual Property
2.12               Assumed Contracts
2.13               Interested Party Transactions
2.14               Governmental Authorizations
2.15               Litigation
2.18               Environmental Matters
2.20(a)            Employees
2.20(b)            Employee Grievances
2.20(c)            Employee Benefit Plans and Employees
2.20(d)            Employee Plan Compliance
2.21               Insurance of Assets
6.3(n)             Persons to Enter Into Employment and Noncompetition
                   Agreements

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE I - THE ACQUISITION..........................................................................................   1

       1.1     Purchase of Assets....................................................................................   1
       1.2     Consideration.........................................................................................   4
       1.3     Instruments of Transfer...............................................................................   5
       1.4     Closing...............................................................................................   6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER................................................................   7

       2.1     Organization of Seller................................................................................   7
       2.2     Seller Capital Structure..............................................................................   7
       2.3     Subsidiaries..........................................................................................   8
       2.4     Authority; Consents...................................................................................   8
       2.5     Seller Financial Statements...........................................................................   8
       2.6     No Undisclosed Liabilities............................................................................   9
       2.7     No Changes............................................................................................   9
       2.8     Tax and Other Returns and Reports.....................................................................  10
       2.9     Restrictions on Business Activities...................................................................  12
       2.10    Title of Properties; Absence of Liens and Encumbrances................................................  12
       2.11    Intellectual Property.................................................................................  12
       2.12    Agreements, Contracts and Commitments.................................................................  13
       2.13    Interested Party Transactions.........................................................................  14
       2.14    Governmental Authorization............................................................................  14
       2.15    Litigation............................................................................................  14
       2.16    Accounts Receivable...................................................................................  14
       2.17    Minute Books..........................................................................................  15
       2.18    Environmental Matters.................................................................................  15
       2.19    Brokers' and Finders' Fees; Third Party Expenses......................................................  15
       2.20    Employee Benefit Plans................................................................................  16
       2.21    Insurance.............................................................................................  17
       2.22    Compliance with Laws..................................................................................  17
       2.23    Complete Copies of Materials..........................................................................  17
       2.24    Inventories...........................................................................................  17
       2.25    No Insolvency.........................................................................................  18
       2.26    Issuance of Shares....................................................................................  18
       2.27    Representations Complete..............................................................................  18
       2.28    Only Representations..................................................................................  19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER................................................................  19

       3.1     Organization, Standing and Power......................................................................  19
       3.2     Authority; Consents...................................................................................  19
       3.3     Litigation............................................................................................  19
       3.4     Brokers' and Finders' Fees; Third Party Expenses......................................................  19
       3.5     Authorization of Shares...............................................................................  19
       3.6     Amendments to Registration Rights Agreement...........................................................  20
       3.7     Representations Complete..............................................................................  20

ARTICLE IV - COVENANTS OF SELLER.....................................................................................  20

       4.1     Conduct of Business of Seller.........................................................................  20
       4.2     No Solicitation.......................................................................................  22
       4.3     Covenant Not to Compete...............................................................................  22
       4.4     Discharge of Debts....................................................................................  23

ARTICLE V - ADDITIONAL AGREEMENTS....................................................................................  23

       5.1     Seller Shareholder Approval...........................................................................  23
       5.2     Access to Information.................................................................................  24
       5.3     Confidentiality.......................................................................................  24
       5.4     Expenses..............................................................................................  24
       5.5     Public Disclosure.....................................................................................  24
       5.6     Consents..............................................................................................  25
       5.7     Best Efforts..........................................................................................  25
       5.8     Notification of Certain Matters.......................................................................  25
       5.9     Additional Documents and Further Assurances...........................................................  25
       5.10    Employee Benefits.....................................................................................  25
       5.11    Tax Returns...........................................................................................  26
       5.12    Bulk Sales............................................................................................  26
       5.13    Employment Agreements.................................................................................  26
       5.14    Securities Laws.......................................................................................  26
       5.15    Closing Statement.....................................................................................  29
       5.16    Settlement of Litigation and Other Disputes...........................................................  29
       5.17    Updating of Schedules.................................................................................  29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE VI - CONDITIONS TO THE ACQUISITION...........................................................................  29

       6.1     Conditions to Obligations of Each Party to Effect the Acquisition.....................................  29
       6.2     Additional Conditions to Obligations of Seller........................................................  29
       6.3     Additional Conditions to the Obligations of Buyer.  ..................................................  30

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER......................................................................  33

       7.1     Termination...........................................................................................  33
       7.2     Effect of Termination.................................................................................  34
       7.3     Amendment.............................................................................................  34
       7.4     Extension; Waiver.....................................................................................  34

ARTICLE VIII - INDEMNITY AGREEMENT...................................................................................  34

       8.1     Agreement to Indemnify; Offset........................................................................  34
       8.2     Expiration of Indemnification and Representations and Warranties......................................  35
       8.3     Claims................................................................................................  35
       8.4     Objections to Claims..................................................................................  36
       8.5     Resolution of Conflicts; Arbitration..................................................................  36
       8.6     Third Party Claims....................................................................................  37
       8.7     Remedies..............................................................................................  37
       8.8     Representative........................................................................................  37

ARTICLE IX - GENERAL PROVISIONS......................................................................................  38

       9.1     Notices...............................................................................................  38
       9.2     Interpretation........................................................................................  39
       9.3     Counterparts..........................................................................................  39
       9.4     Entire Agreement......................................................................................  39
       9.5     Severability..........................................................................................  39
       9.6     Other Remedies........................................................................................  40
       9.7     Governing Law.........................................................................................  40
       9.8     Rules of Construction.................................................................................  40

                                  ATTACHMENT 1
              STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE

         Title 10. Investment - Chapter 3. Commissioner of Corporations

         260.141.11: Restriction on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

             (1)  to the issuer;
             (2)  pursuant to the order or process of any court;
             (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
             (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
             (5)  to holders of securities of the same class of the same issuer;
             (6)  by way of gift or donation inter vivos or on death;
             (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
             (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
             (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
             (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
             (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
             (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
             (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
             (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
             (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
             (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;
             (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
         Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:



             "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
             CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                  AGREEMENT AND
                             PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 23, 1996 by and between ProBusiness, Inc., a California corporation ("Buyer"), Dimension Solutions, a California corporation ("Seller"), Dwight L. Jackson, Stephen P. Blanding, Kirk G., Ward, Stephen P. Blanding and Mayno W. Blanding Family Trust dated 8/3/92 and Ward Family Revocable Trust dated 3/28/94 ("Seller's Affiliates and Shareholders").


                                    RECITALS

         A. The Boards of Directors of each of Seller and Buyer believe it is in the best interests of each company and their respective shareholders that Buyer acquire all of the assets of, and assume certain of the liabilities of Seller (the "Acquisition") in exchange for 40,000 shares of Series E Preferred Stock of Buyer and to enter into an employment agreement with Dwight L. Jackson, President of Seller, as Vice President, Human Resources Systems of Buyer.

         B. Seller is engaged in the business of developing, manufacturing and licensing computer software programs for the human resource market (the "Business").

         C. Immediately after the Closing (as defined below), Buyer will enter into a License Agreement with Cara Information Technology Ltd. to license a file server version of specified software modules acquired by Buyer pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I
                                 THE ACQUISITION

         1.1      Purchase of Assets.

                  (a) Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase and acquire from Seller on the Closing Date (as defined in Section 1.4(a)), all of Seller's right, title and interest in and to all of the assets and properties of Seller (collectively the "Assets" and specifically excluding those assets set forth on Schedule 1.1(a) (the "Excluded Assets")) in their current condition and free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "Liens"), including without limitation, the following:

                           (i) all cash, cash equivalents and accounts
receivable of Seller;

                           (ii) all patents, patent applications, copyrights,
trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, customer lists, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Seller or any of its employees in the course of their employment by Seller and that pertain to or are used in the Business, or that are relevant to an understanding or to the development of the Business or to the performance by the products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, the "Intellectual Property") used or held for use in the Business. All Intellectual Property is listed on Schedule 1.1(a)(ii) hereto, as well as all licenses used for such Intellectual Property;

                           (iii) all rights and ownership of all existing
software products of Seller (the "Products"), including but not limited to those listed on Schedule 1.1(a)(iii), any other computer programs developed or under development by Seller, and all copies of the Products (including revisions and updates in process), and all technical, design, development, installation, operation and maintenance information concerning the Products, including source code, source documentation, source listings and annotations, engineering notebooks, test data and test results, all in sufficient detail to permit a reasonably skilled software developer not involved in the development of the Products to maintain, enhance and correct errors in the Products without assistance from or reference to any other persons or materials as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Products (collectively, the foregoing shall be hereinafter referred to as, the "Software Products"). Notwithstanding the foregoing, Seller shall not be required to prepare or produce any documentation to satisfy the provisions of this subparagraph;

                           (iv) all of Seller's claims against any parties
relating to any right, property or asset included in the Assets, or against any party to a Contract (as defined in Section 2.12 herein) if Seller's rights under such Contracts are assigned and transferred to Buyer at the Closing, including without limitation, unliquidated rights under manufacturers' and vendors' warranties or guaranties;

                           (v) all of Seller's rights (including, without
limitation, any leasehold interests) under any software development contracts, licenses and any other contracts to which Seller is a party or by which it is bound, including without limitation, those set forth in Schedule 2.12 if Seller's rights under such Contracts are assigned and transferred to Buyer at the Closing;

                           (vi) all inventory, wherever located, owned by
Seller; the inventory referred to herein shall include, but is not limited to, those items described in Schedule 1.1(a)(vi) hereto;

                           (vii) all fixed assets, equipment and supplies of the
Seller wherever located (including leasehold improvements);

                           (viii) all governmental permits, licenses or
approvals owned or held by Seller associated with the ownership, use or operation of the Assets; and

                           (ix) the corporate name "Dimension Solutions," "First
Resource" and "First Resource Development"; provided, that for a period of one year following the Closing Date, the Seller shall be authorized to use such names for the purpose of winding down the corporation.

                  (b)      Assumption of Liabilities.

                           (i) Buyer shall not assume any liabilities or
obligations of Seller (other than those expressly assumed pursuant to this Section 1.1(b)), including without limitation, any liabilities for employment, income, sales, property or other taxes incurred or accrued by Seller, except as provided in Section 1.2(c). It is further expressly agreed that Buyer shall not assume any liabilities for third party claims of infringement of intellectual property rights on products sold by the Seller through the Closing Date or the damages, if any, as set forth in Section 1.1(b)(iii). At the Closing, Buyer shall assume the following obligations and liabilities of Seller (collectively, the "Assumed Liabilities"): (A) all obligations and liabilities of Seller under or related to any software development contracts, licenses and any other contracts to which Seller is a party or by which it is bound as set forth on
Schedule 2.12 if Seller's rights under such contracts are assigned and transferred to Buyer at the Closing (B) those obligations and liabilities of Seller set forth in Schedule 1.1(b) hereto (including the promissory notes set forth in Section 1.1(b)(ii) below, which are expressly agreed to be assumed subject to the conditions specified in Section 1.1(b)(ii) and the lease agreement set forth in Section 1.1(b)(iii) below, which is expressly agreed to be assumed subject to the conditions specified in Section 1.1(b)(iii)), and (C) all obligations pursuant to Sections 1.2(c), 1.3(a)(iv) and 5.13 hereunder. Buyer expressly is not assuming any obligations or liabilities, whether accrued, absolute, contingent, matured, unmatured or other, of Seller except for the Assumed Liabilities.

                           (ii) Buyer specifically assumes the promissory notes
between Seller and Kirk G. Ward and Stephen P. Blanding dated April 30, 1996 for an aggregate principal amount of $250,000 (the "$250,000 Note") and BARW dated October 15, 1995 for an aggregate principal amount of $25,000 as set forth in
Schedule 1.1(b), subject to Seller's delivery to Buyer of a Subordination Agreement executed by each of Kirk G. Ward and Stephen P. Blanding, attached hereto as Exhibit A binding each of Mr. Ward and Mr. Blanding and their successors and assignees, to subordinate payment by Buyer of any and all indebtedness, liabilities, guarantees and other obligations of Buyer to Mr. Ward and Mr. Blanding now existing or hereinafter arising to the payment to Coast Business Credit ("Coast"), a division of Southern Pacific Thrift and Loan Association and other creditors who are banking and equipment leasing institutions ("Institutional Creditors") of Buyer, of all indebtedness, liabilities, guarantees and other obligations of Buyer to Coast and such other Institutional Creditors, now existing or hereinafter arising and including such terms and conditions as more specifically set fourth in Exhibit A attached hereto.

                           (iii) Buyer specifically assumes the obligations
under the lease agreement by and between Seller and AJ Partners Limited Partnership ("Lessor"), managed by Draper and Kramer of California, Incorporated dated July 18, 1994 (the "Lease Agreement") and both parties will use their best efforts to obtain a consent to a formal assignment pursuant to the Lease Agreement. It is expressly agreed that Buyer shall not assume any liabilities for damages arising out of any failure on the part of Buyer or Seller to obtain written consent under Section 12 of the Lease Agreement of Lessor to Seller's assignment of the rights and obligations under the Lease Agreement to Buyer prior to the Closing Date and Assumed Liabilities under this Agreement expressly excludes any such damages.

                  (c) Risk of Loss. In the event any of the Assets are unavailable for delivery to Buyer on the Closing Date as a result of risks for which such Assets were insured by Seller, Buyer may at its option elect (i) to require Seller to deliver to Buyer assignments of such Seller's rights under its insurance policies, if any, applicable to such Assets and to close on that basis, or (ii) to not close due to the failure of a condition to closing if the amount of the loss reasonably can be expected to be in excess of $25,000. Seller hereby agrees to make such assignment of rights if Buyer so elects.

         1.2      Consideration.

                  (a) Consideration for Assets. Subject to the terms and conditions set forth in this Agreement (including, without limitation, the provisions of Article VI hereof), as full payment for the transfer of the Assets by Seller to Buyer, Buyer shall issue to Seller at the Closing 40,000 shares of Series E Preferred Stock of Buyer (the "Shares") with a fair market value of $7.94 per share for an aggregate purchase price of $317,600 (the "Purchase Price"). As of the Closing Date, the shares are convertible into 80,000 shares of Common Stock of Buyer and shall have rights, privileges and preferences as set forth in the Seller's Articles of Incorporation, as amended and in effect as of the date hereof. In addition, Buyer shall grant Seller registration rights with respect to the Shares pursuant to Eighteenth Amendment to the Registration Rights Agreement dated as of December 1, 1989, as amended (the "Registration Rights Agreement") attached hereto as Exhibit B whereby the Common Stock issuable upon the conversion of the Shares shall be deemed "Registrable Securities" and Seller shall be deemed a "Holder" under the Registration Rights Agreement.

                  (b) Seller's C Reorganization. Seller intends for the transactions contemplated by this Agreement to (i) constitute a "sale of assets reorganization" within the meaning of Section 181(c) of the California Corporations Code, and (ii) qualify as a non-taxable stock for assets reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer and Seller desires to adopt this Agreement as a plan of reorganization in accordance with the provisions of
Section 368(a)(1)(C) of the Code. Seller will, pursuant to the plan of reorganization, and immediately after the receipt of the Shares, distribute the Shares to the shareholders of Seller. The Shares will be distributed to the shareholders of Seller in proportion to the number of shares each holds in Seller. In addition, Seller shall, pursuant to the plan of reorganization, and as soon as practicable following the Closing Date, and in no event later than December 31, 1996, distribute all of its remaining assets to its shareholders in liquidation and therefore formally dissolve pursuant to Section 1900 et seq. of the California Corporations Code.

Buyer makes no representations or warranties as to whether the transactions contemplated by this Agreement constitute a "sale of assets reorganization" within the meaning of Section 181(c) of the California Corporations Code, or that such transactions qualify as a non-taxable stock for assets reorganization within the meaning of Section 368(a)(1)(C) of the Code. The parties agree that such qualifications are for the benefit of Seller, and are not conditions to this Agreement.

                  (c) Transfer Taxes. Buyer shall pay and promptly discharge when due sales and use tax ("Sales Taxes") imposed or levied by the State of California by reason of the sale of the Assets to Buyer.

         1.3      Instruments of Transfer.

                  (a)      Transfer of Customers.

                           (i) Intent. It is the intent of parties hereto that
all of the Business and all of Seller's backlog, if any, relating to the Business be transferred to Buyer. Accordingly, the parties agree to use their best efforts to facilitate such transfer of customers as soon as possible.

                           (ii) Purchase Order Data. Seller shall provide or
make available to Buyer, at the closing (A) a list of all outstanding written customer orders, purchase orders and other customer commitments from Seller's current customers, (B) the names of all customers (the "Current Customers") and
(C) data regarding Seller's standard cost of sales for the items covered by such orders and shall provide upon request such other information as is (AA) relevant to profitability on such items, (BB) available to Seller without incurring undue effort or expense and (CC) requested by Buyer.

                           (iii) Transfer of Orders; Assignments. Prior to such
Closing, Seller and Buyer agree to cooperate with each other in conducting joint contacts with the Current Customers (as appropriate) for the purpose of attempting to obtain such customers' consent to transfer orders from Seller to Buyer (or to issue new orders to Buyer for the same or similar items) and to assign Seller's rights and obligations under the Contracts to Buyer, if such Contracts are assigned to Buyer, as of the Closing.

                           (iv) Assumption of Obligation. To the extent that
Seller's backlog is transferred or assigned to Buyer or that Buyer accepts a new purchase order from a Current Customer, Buyer agrees to assume and perform all obligations thereunder and to use reasonable efforts to fill the order in accordance with its terms.

                  (b) Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Assets shall be made by such bills of sale and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request.

         1.4      Closing.

                  (a) Closing. Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, at 5:00 p.m., Pacific Daylight Savings time, on May 23, 1996, or at such other time or place as the parties shall mutually agree (the "Closing Date").

                  (b) Delivery. At the Closing:

                           (i) Seller shall deliver to Buyer a copy of the
Subordination Agreement executed by each of Kirk G. Ward and Stephen P. Blanding pursuant to Section 1.1(b)(ii) in the form attached hereto as Exhibit A;

                           (ii) Buyer shall deliver to Seller an instrument of
assumption of liabilities by which Buyer shall assume the Assumed Liabilities as of the Closing in the form attached hereto as Exhibit C;

                           (iii) Seller shall deliver to Buyer all bills of
sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Assets free and clear of any and all Liens in the form attached hereto as Exhibit D;

                           (iv) Seller shall deliver to Buyer a Trademark
Assignment in the form attached hereto as Exhibit E;

                           (v) Seller shall deliver to Buyer a Copyright
Assignment in the form attached hereto as Exhibit F;

                           (vi) Seller shall deliver to Buyer UCC termination
statements duly executed by the holders of all security interests of record with respect to all outstanding UCC-1 financing statements evidencing security interests in any of the Assets excluding the tax liens filed by the Internal Revenue Service (the "IRS") on November 10, 1994 and November 16, 1994 in the amount of $17,998.57 and $4,026.46, respectively, and the tax liens filed by the State of California Employment Development Department on March 23, 1995 in the amount of $4,586.97, with respect to liens on the assets of First Resource, a California corporation ("First Resource") and including the UCC-1 financing statement filed by Scott Valley Bank on October 12, 1994 with respect to a lien on substantially all of the assets of Seller;

                           (vii) Buyer shall deliver a stock certificate issued
in the name of Buyer representing the Shares;

                           (viii) Seller shall deliver to Buyer evidence
satisfactory to Buyer that the loan agreement with Scott Valley Bank has been assigned to the shareholders of the Seller and that Scott

Valley Bank has terminated all security interests, security agreements and guaranties affecting or relating to the Assets; and

                           (ix) Seller and Buyer shall deliver or cause to be
delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

                  (c) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Assets, the officers and directors of Seller are fully authorized in the name Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER,
                      SELLER'S AFFILIATES AND SHAREHOLDERS

         Each of Seller and each of Seller's Affiliates and Shareholders, jointly and severally represents and warrants to Buyer as follows that, except as set forth in the disclosure schedules dated as of the date hereof and supplied by Seller to Buyer and attached hereto as Exhibit G (the "Seller Schedules" and Seller Schedules shall specifically reference the Sections of this Agreement to which the disclosure therein applies):

         2.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted. Seller is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Business, the Assets (or Buyer's interest therein or use thereof following the Closing), or the financial condition or results of operations of Seller (any of which is hereinafter referred to as a "Material Adverse Effect"). Schedule 2.1 includes a complete and correct list of all foreign jurisdictions in which the Seller is qualified to do business. Seller has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Buyer, copies of each are attached to
Schedule 2.1.

         2.2 Seller Capital Structure. Seller's authorized and outstanding capital stock, and the number, type and holder of outstanding securities carrying the right to acquire any of Seller's capital stock, at the date hereof is correctly stated in Schedule 2.2. All the outstanding shares of Seller's capital stock are duly authorized and validly issued. All outstanding securities carrying the right to acquire any of Seller's capital stock issued by Seller are validly outstanding, and the shares of Seller's capital stock reserved for issuance upon the exercise thereof are duly authorized and, upon issuance in accordance with the terms thereof (including due payment of the exercise price set forth therein) will be validly issued, fully paid and nonassessable. Except as set forth in Schedule 2.2, there are no securities of Seller issued or outstanding, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Seller, contingently or otherwise, to issue shares of its capital stock or to register shares of its capital stock under the Securities Act of 1933, or any other applicable securities laws (Federal or state), or holders of any such securities.

         2.3 Subsidiaries. Seller does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4 Authority; Consents. Subject only to the approval of the Acquisition and this Agreement by Seller's shareholders as contemplated by
Section 6.1(a) hereof, Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of the Acquisition by Seller's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws and general principles of equity. Except as set forth on Schedule 2.4, subject only to the approval of the Acquisition and this Agreement by Seller's shareholders as contemplated by Section 6.1(a) hereof, the execution and delivery of this Agreement by Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, materially conflict with, or result in any material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Seller or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets. To Seller's knowledge, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission having jurisdiction over Seller ("Governmental Entity") or any third party (so as to enable Seller to assign Buyer all of its rights and benefits under the Contracts), is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

         2.5 Seller Financial Statements. Schedule 2.5 sets forth Seller's unaudited balance sheet as of December 31, 1995 and the related unaudited statement of income for the twelve-month period then ended; Seller's unaudited balance sheet as of March 31, 1996 and the related unaudited statement of income for the three-month period then ended; and Seller's unaudited balance sheet as of April 30, 1996 (the "Balance Sheet") and the related unaudited statement of income for the four-month period then ended (collectively, all such balance sheets and related statement of income shall hereinafter be referred to as "Seller Financials"). Except as set forth in Schedule 2.5, Seller Financials have been internally prepared by Seller in good faith and compiled by an accountant on an accrual basis and on a basis consistent with financial statements prepared by Seller for prior periods. Seller is not aware that the Seller Financials are inconsistent with generally accepted accounting principles applied on a basis consistent throughout the periods indicated (except that they do not contain footnotes); however, the Seller Financials have not been reviewed or audited by an accountant.

         2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, Seller does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements consistent with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of Seller's business since April 30, 1996.

         2.7 No Changes. Except as set forth in Schedule 2.7, since April 30, 1996, there has not been, occurred or arisen any:

                  (a) transaction by Seller except in the ordinary course of business as conducted on that date;

                  (b) capital expenditure or commitment by Seller, either individually or in the aggregate, exceeding $5,000;

                  (c) material adverse change in the condition (financial or otherwise), liabilities, assets, business or prospects of Seller;

                  (d) destruction of, damage to or loss of any assets, business or customer of Seller (whether or not covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its capital stock;

                  (g) increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person.

                  (h) acquisition, sale or transfer of any Asset except in the ordinary course of business as conducted on that date;

                  (i) amendment or termination of any contract, agreement or license to which Seller was/is a party or by which it was/is bound, except in the ordinary course;

                  (j) loan by Seller to any person or entity, incurring by Seller of any indebtedness, guaranteeing by Seller of any indebtedness, issuance or sale of any debt securities of Seller or guaranteeing of any debt securities of others;

                  (k) waiver or release of any right or claim of Seller, including any write-off or other compromise of any account receivable of Seller;

                  (l) the commencement or notice or, to the knowledge of Seller, threat of commencement of any lawsuit or proceeding against or investigation of Seller or its affairs;

                  (m) notice to Seller of any claim of ownership by a third party of Seller's Intellectual Property or of infringement by Seller of any third party's Intellectual Property rights;

                  (n) issuance or sale by Seller of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (o) change in pricing or royalties set or charged by Seller;

                  (p) to Seller's knowledge, any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect; or

                  (q) negotiation or agreement by Seller or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         2.8      Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in Schedule 2.8(b) and Section 2.8(c) below:

                           (i) Seller has prepared and timely filed all federal,
state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Seller, the Assets or Seller's business operations which, as of the date hereof, it is required to file and such Returns were true and accurate and were completed in accordance with applicable law when filed.

                           (ii) Seller (A) has paid all Taxes it is required to
pay and (B) has collected or withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) Seller has not been delinquent in the payment
of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Seller.

                           (iv) No audit or other examination of any Return of
Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

                           (v) Seller does not have any liabilities for unpaid
federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Seller has no knowledge of any basis for the assertion of any such liability attributable to Seller, the Assets or Seller's business operations.

                           (vi) There are (and as of immediately following the
Closing there will be) no Liens on the Assets of Seller relating to or attributable to Taxes.

                  (c) First Resource IRS Liens. On August 26, 1994 Seller purchased the assets and assumed certain liabilities, excluding the First Resource Tax Liabilities (as defined below), of First Resource pursuant to the Asset Purchase Agreement by and among First Resource and Seller dated July 15, 1994 (the "First Resource Acquisition Agreement"). On November 10, 1994 and November 16, 1994, the IRS filed Notices of Federal Tax Liens (as defined below) on the assets of First Resource in the amounts of $17,998.57 and $4,026.46, respectively (the "First Resource Tax Liabilities"). Seller acquired the assets and assumed certain liabilities, excluding the First Resource Tax Liabilities, of First Resource as a purchaser within the meaning of Section 6323(h)(6) of the Internal Revenue Code of 1986, as amended (the "Code") on August 26, 1994 (i) prior to the filing by the IRS of any notice ("Notice of Federal Tax Lien") of the liens relating to the First Resource Tax Liabilities, meeting the requirements of Section 6323(f) of the Code and (ii) without actual notice of the First Resource Tax Liabilities or the filing or potential filing of any Notice of Federal Tax Lien by the IRS with respect to the First Resource Tax Liabilities. Furthermore, the First Resource Tax Liabilities or any fact related thereto was not brought to the attention of Seller until after August 26, 1994 and would not have been brought to Seller's attention if Seller had exercised due diligence through reasonable routines for communicating significant information to Seller and compliance with such routines (including the performance of a title search).

                 (d) For purposes of this Section , references to Seller include any predecessor or transferror with respect to Seller and any person with whom Seller files or has filed a consolidated or combined Tax return or with respect to whom Seller may have transferee, secondary or other shared liability for Taxes.

         2.9 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Seller or the Assets which has or could reasonably be expected to have the effect of prohibiting or impairing any use by Buyer of the Assets following the Closing or the conduct of the Business as currently conducted.

         2.10 Title of Properties; Absence of Liens and Encumbrances.

                  (a) Title to Assets. Except as set forth in Schedule 2.10(a), Seller has good and marketable title to all of the Assets, all of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and at the Closing, Seller will sell, convey, assign, transfer and deliver to Buyer good title to all of the Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions, of any contingent or otherwise. The assets constitute all of the assets owned by Seller, other than the Excluded Assets, and include all of the assets which are reasonably necessary for the continued conduct of the operations of Seller. The Assets are all located at Seller's principal place of business in Newark, California.

                  (b) Assets, Property, Plant and Equipment. Schedule 2.10(b) hereto contains a true and complete list of all assets, properties, improvements, machinery, equipment, furniture and fixtures, office supplies and other tangibles included in the Assets. Between the date hereof and the Closing Date, none of such Assets shall have been disposed of other than in the ordinary course of business or due to normal wear and tear. All real and tangible personal property material to the business or financial condition of Seller, including machinery, equipment and fixtures, included in the Assets and currently used by Seller in its manufacturing operations is, and at the Closing Date will be, in good operating condition and repair, ordinary wear and tear excepted. To the best of Seller's and Seller's Affiliates' and Shareholders' knowledge the present use of Seller's premises conforms, and at the Closing Date will conform, with all applicable ordinances and regulations and all building, zoning, health, safety, air and water pollution and other laws and regulations, and all permits necessary thereunder have been obtained and are, and immediately prior to the Closing will be, in full force and effect. Seller does not own any real property.

         2.11     Intellectual Property.  Except as set forth in Schedule 2.11,

                  (a) Schedule 1.1(a)(ii) lists all Intellectual Property, as well as all licenses for such Intellectual Property, which are used in or necessary to Seller's business as it is now conducted or contemplated to be conducted. Seller owns a valid right or license to use the Intellectual Property being used or held for use to conduct the Business, and the conduct of the Business currently and in the past does not conflict with and has not conflicted with valid intellectual property rights of others. All Intellectual Property used or held for use in the conduct of the Business owned by Seller is so owned free and clear of all Liens and no other person, including without limitation any present or former employee, officer or director of Seller, has any right whatsoever therein. Seller has not infringed or otherwise violated and is not infringing or violating any intellectual property rights of any other person or entity. Seller has taken appropriate steps to protect its Intellectual Property and Seller does not have any obligation to compensate any person or entity for the use of any Intellectual Property used in the conduct of the Business nor has Seller granted to any person or entity any license, option or other rights to use in any manner any of the Intellectual Property so used in the Business, whether requiring the payment of royalties or not. No former or current employee of Seller has any right whatsoever to any Intellectual Property being used or held for use by Seller. No proceedings have been instituted or, to the knowledge of Seller or any of its directors or officers, threatened, nor has any claim been made, against Seller alleging any such infringement or violation. For the Intellectual Property which Seller uses, but does not own, Seller is licensed to use such Intellectual Property and is not in breach or, or default under, such license agreements. Such licensed Intellectual Property is so indicated with an asterisk on Schedule 1.1(a)(ii).

                  (b) Seller has all right, title and interest in and to the Software Products. No person or entity other than Seller owns any right, title or interest in the Software Products including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof. The Software Products are (i) not subject to any Liens, (ii) not subject to any pending or, to Seller's knowledge, threatened challenge of infringement of the rights of others, nor to the knowledge of Seller is there any basis for a challenge of infringement of any such rights of others, and
(iii) freely transferable and assignable to Buyer and will not be rendered invalid or adversely affected in any way by virtue of the execution, delivery and performance of this Agreement.

                  (c) Pursuant to Section 1.5 of the First Resource Acquisition Agreement, Buyer is not and will not be in the future liable to First Resource for any royalties under Sections 1.5.2.2. and 1.5.2.3. of the First Resource Acquisition Agreement in excess of the Assumed Liabilities (as defined in Section 1.5 of the First Resource Acquisition Agreement) as may be increased by any Indemnifiable Losses (as defined in Section 1.5 of the First Resource Acquisition Agreement). In addition, the escrow has been terminated pursuant to
Section 1.6 of the First Resource Acquisition Agreement.

         2.12 Agreements, Contracts and Commitments. Set forth on Schedule 2.12 is a list of all agreements, contracts and commitments, written or oral, to which Seller is a party or by which it is bound (the "Contracts"). Those Contracts, if any, marked with an asterisk on Schedule 2.12 shall not be assigned by Seller to Buyer at the Closing.

                  (a) Except for such (i) breaches, violations and defaults,
(ii) alleged breaches, violations and defaults, and (iii) events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, noted in Schedule 2.12 and those which reasonably would not be expected to have a Material Adverse Effect, Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12, is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto. Each Contract represents the entire understanding between the Seller on the one hand and the party(s) with whom the Contract is entered into on the other hand and there are no promises, agreements or understandings between such parties other than those that are expressly set forth in the Contracts.

                  (b) Seller has no contract or commitment which may restrict the use of or adversely affect an Asset and has no contract which will or is expected to result in a loss to Buyer in operating the Assets or which will or is expected to have an adverse effect on the assets or the Buyer after the Closing.

                  (c) Seller has not given a power of attorney, which is currently in effect, to any person, firm, entity or corporation for any purpose whatsoever in connection or associated with or in any way affecting any of the Assets or the Business, except pursuant to this Agreement or documents required hereby.

         2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, no officer, director or shareholder of Seller (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) material interest in any entity which furnished or sold, or furnishes or sells, services or products that Seller furnishes or sells, or proposes to furnish or sell, or (ii) any material interest in any entity that purchases from or sells or furnishes to Seller any goods or services or (iii) a beneficial interest in any contract or agreement set forth in
Schedule 2.12.

         2.14 Governmental Authorization. Schedule 2.14 accurately lists each consent, license, permit, grant or other authorization issued to Seller by a Governmental Entity (i) pursuant to which Seller currently operates or holds any interest in any of the Assets or (ii) which is required for the operation of the Business or the holding of any such interest (herein collectively called "Seller Authorizations"), which Seller Authorizations are in full force and effect and constitute all Seller Authorizations required to permit Seller to operate or conduct its Business or hold any interest in the Assets.

         2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or, to Seller's knowledge, threatened against Seller, the Assets or any of its officers or directors in their respective capacities as such, nor, to the knowledge of Seller, is there any basis therefor. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against Seller, its properties or any of its officers or directors (nor, to the knowledge of Seller, is there any basis therefor) by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time notified Seller of any challenge or question regarding the legal right of Seller to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.16 Accounts Receivable.

                  (a) Seller has made available to Buyer a list of all accounts receivable of Seller reflected on the Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

                  (b) All Accounts Receivable of Seller arose in the ordinary course of business, are carried at values determined in accordance with generally accepted accounting principles consistently applied. Seller has no reason to believe that the Accounts Receivable are not collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         2.17 Minute Books. The minute books of Seller made available to Buyer contain accurate summaries of the meetings of directors (or committees thereof) and shareholders and actions by written consent which such summaries purport to summarize.

         2.18 Environmental Matters.

                  (a) Hazardous Material. To the best of Seller's and Seller's Affiliates' and Shareholders' knowledge, as of the Closing and with the exception of common toxic office supplies such as glue or toner for photocopy machines, no substance (a "Hazardous Material") that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, and ureaformaldehyde is present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased ("Seller Facility").

                  (b) Hazardous Materials Activities. At no time prior to the Closing has Seller transported, stored, used, sold, disposed of, manufactured, released or exposed its employees or others to Hazardous Materials ("Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity ("Environmental Laws).

                  (c) Permits. No environmental approvals, permits, licenses, clearances or consents ("Environmental Permits") are necessary for the conduct of Seller's Hazardous Material Activities, if any.

                  (d) Environmental Liabilities. Except as disclosed on Schedule 2.18, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened concerning or relating to any Seller Facility, any Environmental Permit or any Hazardous Materials Activity involving Seller. Seller is not aware of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental liability.

                  (e) Capital Expenditures. Except as set forth on Schedule 2.18, Seller is not aware of any capital expenditures which are required in order to comply with Environmental Laws.

         2.19 Brokers' and Finders' Fees; Third Party Expenses. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

         2.20 Employee Benefit Plans.

                  (a) Schedule 2.20(a) contains a complete and correct description of all employment, compensation, confidentiality, non-competition, invention and consulting agreements relating to persons employed by Seller ("Business Employees"), whether written or oral (other than oral employment agreements terminable at will by either Seller or the employees without liability to Seller) and a list of each Business Employee and such Business Employee's aggregate annual compensation. Except as set forth in Schedule 2.20(a) Seller does not have any outstanding commitment or agreement to effect any general wage or salary increase for any of the Business Employees.

                  (b) Seller is not a party to or otherwise subject to any collective bargaining agreement, nor is Seller a party to or otherwise subject to any contract or other agreement for the employment of any employee which is not terminable (without liability) on notice of thirty (30) days or less, except as indicated on Schedule 2.20(b). Except as set forth in Schedule 2.20(b), there are no suits, actions or administrative, arbitration or other proceedings pending or threatened against Seller or affecting Seller or its business concerning labor disputes, grievances, petitions for union recognition or organization or charges of unfair labor practices.

                  (c) Schedule 2.20(c) contains a true and correct list of employee benefit plans maintained by or on behalf of Seller with respect to Business Employees including (but not limited to) any pension, profit sharing and other retirement plans, severance pay, vacation pay, medical, dental and life insurance plans, bonus, compensation and deferred compensation plans, and stock options or other stock benefit plans (collectively, the "Plans"). Each Plan described in Schedule 2.20(c) is and has been administered in accordance with the terms and is in material compliance with all applicable requirements of applicable laws, including (but not limited to) the requirements imposed by the Internal Revenue Code of 1986, as amended, and the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Except for Seller's 401(k) plan listed in
Schedule 2.20(c), Seller has no Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All filings, and all contributions or other payments required by applicable law with respect to the participation of the Business Employees in any Plan or to be made by Seller with respect to any Plan have been timely made. In no event shall Buyer have any liability in connection with the administration of any Plans or practices. Seller has no liabilities to any Business Employee or beneficiary of a Business Employee other than as specifically set forth in Schedule 2.20(c) to this Agreement. Except as set forth on Schedule 2.20(c), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller compensation or employment plan or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (d) Employment Matters. Except as set forth on Schedule 2.20(d), Seller (i) is in compliance in all material respects with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

         2.21 Insurance. Schedule 2.21 lists all insurance policies and fidelity bonds covering the Assets or the Business. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Seller is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Seller and to the best of Seller's and Seller's Affiliates' and Shareholders' knowledge meet applicable federal, state and local requirements, if any, for such insurance. Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.22 Compliance with Laws. To the best of Seller's and Seller's Affiliates' and Shareholders' knowledge, Seller is in compliance with all statutes, laws, rules and regulations with respect to or affecting the conduct of its business and the ownership and operation of the Assets where failure to comply would have a material adverse affect on Seller, Seller's business or the Assets. Seller is not subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of Seller to consummate the transactions contemplated hereby or which could have a material adverse effect on Seller's financial condition.

         2.23 Complete Copies of Materials. Seller has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

         2.24 Inventories. All of the inventories of Seller reflected on the Balance Sheet and Seller's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Seller's regular inventory practices and are set forth on Seller's books and records in accordance with the practices and principles of Seller consistent with the method of treating said items in prior periods. None of the inventory of Seller reflected on the Balance Sheet or on Seller's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of Seller reasonably anticipated during the next six months. The presentation of inventory on the Balance Sheet conforms to generally accepted accounting principles and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. Notwithstanding the foregoing, Seller represents to Buyer that it carries no inventory on the Balance Sheet and on its books and records as of the date hereof, as it only maintains a master set of disks for its Products.

         2.25 No Insolvency. No petition has been filed by or against Seller for relief under any applicable bankruptcy, insolvency or similar law; no decree or order for relief has been entered in respect of Seller, voluntarily or involuntarily, under any such law; and, no receiver, liquidator, sequestrator, trustee, custodian or other officer has been appointed with respect to the Seller or its assets and liabilities pursuant to any such law. No warrant of attachment, execution or similar process has ben executed against Seller or any of its assets or properties. Seller has not made any assignment for the benefit of creditors.

         2.26     Issuance of Shares.

                  (a) Seller will acquire the Shares for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same. Seller understands and acknowledges that the issuance of the Shares pursuant to this Agreement will not, and any issuance of Common Stock upon conversion thereof may not, be registered under the Securities Act of 1933, as amended (the "Act") on the ground that the issuance provided for in this Agreement is exempt pursuant to
Section 4(2) of the Act and that the Buyer's reliance on such exemption is predicated on Seller's representations set forth herein. The Seller covenants that in no event will it make any disposition of any of the Shares, or any Common Stock acquired upon the conversion thereof, except in accordance with the Registration Rights Agreement, which Seller shall become a party to upon the execution of Seller and Buyer of the Eighteenth Amendment to the Registration Rights Agreement. The Seller understands and acknowledges that there is no public market for the trading of the Shares, or the Common Stock acquired upon conversion thereof, and therefore, such Shares, and the Common Stock acquired upon conversion thereof, must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available, and except for the Registration Rights Agreement, the Buyer is under no obligation to register either the Shares or the Common Stock.

                  (b) Seller has business or financial experience or a financial advisor, who is not affiliated with Buyer and who is not being compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, who has business or financial experience, that could be reasonably assumed to have the capacity to protect Seller's own interest in connection with the issuance of the Shares pursuant to this Agreement.

         2.27 Representations Complete. None of the representations or warranties made by Seller and Seller's Affiliates and Shareholders (as modified by Seller Schedules), nor any statement made in any Exhibit or certificate furnished by Seller and Seller's Affiliates and Shareholders pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller which reasonably would be expected to have a Material Adverse Effect on the Business as conducted by the Seller through the Closing, which has not been set forth in this Agreement, except those facts concerning general economic, legislative, regulatory or other matters such as may generally impact all businesses of the type operated by Seller.

         2.28 Only Representations. Other than as set forth in this Agreement, the Exhibits and Schedules hereto, Seller makes no representations or warranties to Buyer.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         3.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

         3.2 Authority; Consents. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws and general principles of equity. The consummation of the transactions contemplated by this Agreement will not materially conflict with any provision of the Articles of Incorporation or Bylaws of Buyer. To Buyer's knowledge, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for filings made in compliance with federal or state securities laws.

         3.3 Litigation. There is no action, suit or proceeding of any nature pending or, to Buyer's knowledge, threatened against Buyer that would in any material way impair Buyer's ability to execute this Agreement and consummate the transactions contemplated hereunder.

         3.4 Brokers' and Finders' Fees; Third Party Expenses. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.5 Authorization of Shares. The Buyer has authorized and reserved the issuance of the Shares and the Common Stock acquired upon conversion thereof.

         3.6 Amendments to Registration Rights Agreement. The Second, Third and Fifth amendments to the Registration Rights Agreement were entered into by Buyer and the parties set forth therein for the sole purpose of including additional shares of Buyer's Preferred Stock as "Registerable Securities" and the Purchasers (as defined therein) as "Holders" under the Registration Rights Agreement.

         3.7 Representations Complete. None of the representations or warranties made by Buyer, nor any statement made in any Exhibit or certificate furnished by Buyer pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV
                               COVENANTS OF SELLER

         4.1 Conduct of Business of Seller. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Seller agrees (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, maintain insurance against loss or damage to the Assets and such other insurance with respect to the Assets as heretofore been maintained, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Seller's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Assets, including without limitation, Seller's goodwill and the Business at the Closing Date. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of Seller, and any event which could have a Material Adverse Effect. Except as expressly contemplated by this Agreement, Seller shall not, without the prior written consent of Buyer (which shall be given, or reasonably withheld, in the cases of clauses (f), (g) and (h) below, within one business day after receipt of written request therefor):

                  (a) Enter into any commitment or transaction not in the ordinary course of business;

                  (b) Transfer to any person or entity any rights to Seller's Intellectual Property;

                  (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Seller;

                  (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of the agreements set forth or described in Seller Schedules;

                  (e) Commence any litigation;

                  (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Seller, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                  (g) Except for the issuance of shares of capital stock of Seller upon exercise or conversion of options described in Schedule 2.2, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Seller;

                  (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Seller or guarantee any debt securities of others;

                  (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee;

                  (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                  (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (o) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $15,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Seller Financials (or the notes thereto);

                  (p) Enter into any strategic alliance or joint marketing arrangement or agreement; or

                  (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any other action that would (i) prevent Seller from performing or cause Seller not to perform its covenants hereunder or (ii) result in making the representations and warranties in Article II untrue.

         4.2 No Solicitation. Until (i) the Closing Date, (ii) 60 days following the date of termination of this Agreement pursuant to the provisions of Section 7.1(b)(i) or 7.1(d) hereof or (iii) the date of termination of this Agreement pursuant to any other provision of Section 7.1 hereof, as the case may be, Seller will not (nor will Seller permit any of Seller's officers, directors, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees:

                  (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of Seller's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise,

                  (b) except as required by law (in the opinion of outside counsel), including fiduciary duties required by law, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning Seller's business and properties or afford to any person or entity access to its properties, books or records, or

                  (c) assist or cooperate with any person to make any proposal to purchase all or any part of Seller's capital stock or assets, other than selling products of Seller in the ordinary course of business.

         In the event Seller shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, Seller shall immediately inform Buyer as to any such offer or proposal.

         4.3 Covenant Not to Compete. For a period of three (3) years from the Closing, Seller will not directly or indirectly engage in any Competitive Activities (as hereinafter defined).

                  4.3.1 The term "Competitive Activities" as used herein shall mean:

                           (a) Directly or indirectly engaging in, continuing in
or carrying on in the Business (as defined in the Recitals hereof), including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of the Business;

                           (b) Consulting with, advising or assisting in any
way, whether or not for consideration, any corporation which is now, becomes or may become a competitor of Buyer in any aspect with respect to the Business, including, without limitation, advertising or otherwise endorsing the products of any such competitor or otherwise serving as an intermediary for any such competitor; soliciting customers or sales representatives or otherwise soliciting orders for the sale of any products associated with the Business (other than solely for the benefit of Buyer at its request); loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arms' length basis with any such competitor; soliciting, inducing or attempting to induce any employee of Buyer to leave his or her employment with Buyer; and

                           (c) Engaging in any practice the purpose of which is
to evade the provisions of this covenant not to compete or commit any act which is detrimental to the successful use and operation of the Assets by Buyer after Closing or which may adversely affect the Assets; provided, however, that the term "Competitive Activities" shall not include the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend worldwide. The parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or a substantial part of the Assets.

         4.4 Discharge of Debts. To the extent necessary and required to transfer, convey, assign and deliver the Assets to Buyer on the Closing Date free and clear of all liens and encumbrances, Seller shall hereafter promptly and fully satisfy and discharge all of its debts, liabilities and obligations when due, or shall obtain full releases from the same or make sufficient provisions to pay the same or to be released therefrom, all to the satisfaction of Buyer. Seller shall not make any distribution to its shareholders until all liabilities and obligations incurred on or prior to the Closing, and all liabilities and obligations arising out of any contract, agreement or other arrangement entered into on or prior to the Closing, have been paid and discharged in full or an amount sufficient therefor has been set aside for payment thereof.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Seller Shareholder Approval. As promptly as practicable after the execution of this Agreement, Seller shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. Seller shall use its best efforts to solicit and obtain the written consent, or vote at a duly convened meeting, of its shareholders sufficient to approve the Acquisition and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to Seller's shareholders shall include information regarding Seller, the terms of the Acquisition and this Agreement and the recommendation of the Board of Directors of Seller in favor of the Acquisition and this Agreement (subject to applicable fiduciary duties).

         5.2 Access to Information. Seller shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of Seller's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request. Seller agrees to maintain and retain any and all information regarding its business operations on or prior to the Closing Date necessary for Buyer to calculate the availability to it of tax credits for research activities under
Section 41 of the Code. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

         5.3 Confidentiality. In addition to the obligations of each party pursuant to the existing mutual confidentiality agreement, each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 1.3 or 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.4 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except Buyer shall pay up to $20,000 of legal and accounting fees incurred by Seller.

         5.5 Public Disclosure. Unless otherwise required by law or a court of competent jurisdiction, for a period of five years from the Closing Date, no disclosure (whether or not in response to an inquiry) of any of the specific details of this Agreement and the transactions contemplated thereby, including without limitation, disclosure of the consideration paid for the assets purchased and the indemnification arrangements provided for herein, shall be made by Seller, (other than to Seller's legal counsel and other advisers as shall be reasonably necessary) unless such disclosure is specifically approved by Buyer and Buyer may, at its sole discretion, withhold such approval.

         5.6 Consents. Seller shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder as of the Closing.

         5.7 Best Efforts. Subject to the terms and conditions provided in this Agreement and to the fiduciary duties of the board of directors of Seller under applicable law as advised by outside counsel, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations: to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets (including without limitation the Assets), properties and stock.

         5.8 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller and Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.10 Employee Benefits. Except as provided in Section 5.13 immediately prior to the closing, Seller will terminate each of its Business Employees and will discharge all of its obligations to such employees with respect to accrued salary, accrued vacation and sick time, benefit plans and insurance plans, other than accrued vacation and sick time of Business Employees who accept offers of employment from Buyer as set forth below in this Section . Seller shall use its best efforts to assist Buyer in hiring and retaining the services of Business Employees of Seller whom Buyer desires to employ. Seller understands and agrees that (a) Buyer is under no obligation to offer employment with Buyer to any Business Employees of Seller, (b) it is within the sole discretion of Buyer to determine to whom offers of employment with Buyer will be extended and from whom such offers will be withheld, and (c) those Business Employees of Seller who are given offers of employment with Buyer will become, upon their acceptance of such offers, new employees of Buyer with their employment commencing on the Closing Date for all purposes, including but not limited to that of determining their eligibility for Buyer's employment benefits; provided, however, that Buyer will waive all applicable pre-existing condition clauses relating to insurance-based employment benefits, and will assume all vacation and sick time accrued for such Business Employees immediately prior to the Closing Date. Any Business Employee accepting employment with Buyer will be required as a condition precedent to such employment to execute Buyer's standard form of confidentiality and proprietary information agreement and take such other actions generally required by Buyer of its new employees.

         5.11 Tax Returns. Except for the Sales Taxes and other Taxes Buyer agrees to pay pursuant to Sections 1.1(b) and 1.2(c) hereof, Seller shall be responsible for and pay when due (i) all of Taxes of Seller attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller's business operations. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller's Tax Returns required to be filed in connection with the Assets and any portion of any such Tax Returns connected therewith shall be true and correct and completed in accordance with applicable laws.

         5.12 Bulk Sales. Seller shall, promptly upon request by Buyer, provide all such information and execute and deliver such documents as Buyer may reasonably request in order to enable Seller, through the efforts of Buyer, to comply with the bulk sales laws of any jurisdiction.

         5.13 Employment Agreements. Buyer shall offer the persons listed in
Schedule 6.3(n) the opportunity to enter into employment and noncompetition agreements with Buyer to become effective following the Closing. Effective upon the Closing, Dwight L. Jackson shall be offered employment pursuant to the terms set forth in the Employment and Noncompetition Agreement attached hereto as Exhibit F. Pursuant to action to be taken by the Board of Directors of Buyer at its next Board meeting at which stock options are granted (and, in any event, within sixty (60) days of the Closing Date), Dwight L. Jackson shall be granted a stock option to purchase 10,000 shares of the Buyer's Common Stock at an exercise price equal to the then-current fair market value of the stock as determined by the Buyer's Board of Directors.

         5.14 Securities Laws.

                  (a) Securities Laws Representations and Covenants of Buyer.

                           (1) This Agreement is made with Seller in reliance
upon Seller's representation to Buyer, which by Seller's execution of this Agreement Seller hereby confirms, that the Shares to be received by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

By executing this Agreement, Seller further represents that Seller has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

                           (2) Seller acknowledges and understands that the
Shares, and any Common Stock acquired upon the conversion thereof, must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Registration Rights Agreement, Buyer is under no obligation to register either the Shares of Common Stock.

                           (3) Seller understands and acknowledges that the
offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Buyer's reliance upon such exemption is predicated upon Seller's representations set forth in this Agreement.

                           (4) Unless there is in effect a registration
statement under the Securities Act covering the proposed transaction, Seller covenants that in no event will Seller dispose of any of the Shares (other than pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") or any similar or analogous rule) unless and until (i) Seller shall have notified the Buyer of the proposed disposition and shall have furnished the Buyer with a statement of the circumstances surrounding the proposed disposition and (ii) if requested by the Buyer, Seller shall have furnished Buyer with an opinion of counsel satisfactory in form and substance to the Buyer and Buyer's counsel to the effect that (x) such disposition may legally be made in the manner proposed without registration under the Securities Act and (y) appropriate action necessary on the part of Seller for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided however, no such opinion need be obtained with respect to Seller's distribution of the Shares to its Shareholders pursuant to Section 1.2(b) hereof if such Shareholders agree to be subject to the terms hereof. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth below, except that such certificate shall not bear such legend if the transfer was made in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

                           (5) Seller represents that: (i) Seller has such
knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Seller's prospective investment in the Shares; (ii) Seller has received all the information it has requested from Buyer and considers necessary or appropriate for deciding whether to purchase the Shares; (iii) any financial information, financial projections or other forward-looking financial or statistical data received by Seller from Buyer has been reviewed by Seller with the knowledge and understanding that the foregoing constitutes no more than Buyer's reasonable belief as to results which may be achieved, and that no representation, warranty or assurance is, can be or has been made that any such results, financial or otherwise, will actually be achieved by Buyer; (iv) Seller has the ability to bear the economic risks of Seller's prospective investment; and (v) Seller is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment.

                  (b)      Legends.

                           (1) All certificates for the Shares shall bear the following legend:

                                    "THE SECURITIES REPRESENTED BY THIS
                           CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

                           (2) "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                           (3) The certificate evidencing the Shares shall also bear any legend required pursuant to any state, local or foreign law governing such securities. A permit to qualify the issuance of these Shares has been ordered by the California Department of Corporations (the "Permit") and the certificate evidencing the Shares shall bear the legend as set forth in Section 5.14(b)(2) required as a condition to the issuance of the Permit. Buyer shall file a Post-Effective Amendment No. 1 to the Permit immediately following the Closing to file an executed copy of this Agreement with the California Department of Corporations to allow the distribution of the Shares by Seller to its Shareholders pursuant to Section 1.2(b) hereof.

                  (c) Seller understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached as Attachment 1.

         5.15 Closing Statement. Within 45 days after the Closing Date, Seller shall prepare and deliver to the Buyer the following: (i) an income statement (the "Closing Income Statement") for the period from March 31, 1996 through the Closing Date (the "Stub Period") and (ii) a balance sheet as of the Closing Date (the "Closing Balance Sheet"; collectively, the Closing Income Statement and the Closing Balance Sheet shall be referred to as the "Closing Statement"). Such Closing Statement shall, among other things, set forth the net worth of the Company as of the Closing Date. The Closing Statement shall be prepared in good faith with Buyer's reasonable assistance to the extent of Buyer's ability and in accordance with generally accepted accounting principles applied on a consistent basis.

         5.16 Settlement of Litigation and Other Disputes. Seller shall use its best efforts to settle any litigation matters arising between the date hereof and the Closing Date, prior to the Closing on terms and conditions satisfactory to Buyer.

         5.17 Updating of Schedules. Seller shall deliver to Buyer at least one full day prior to the Closing Date Supplemental Schedules which shall reflect any changes or additions required to update the disclosure set forth in the Schedules to make it true and correct as of the Closing Date.


                                   ARTICLE VI
                          CONDITIONS TO THE ACQUISITION

         6.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Corporate Approvals. This Agreement and the Acquisition shall have been approved and adopted by the requisite vote of the shareholders of Seller.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

         6.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and Buyer shall have performed and complied with all covenants, obligations, agreements and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (b) Certificate of Buyer. Seller shall have been provided with a certificate duly executed on behalf of Buyer by its President to the effect that, as of the Closing Date:

                           (i) all representations and warranties made by Buyer
in this Agreement are true and complete; and

                           (ii) all covenants, obligations, agreements and
conditions of this Agreement to be performed by Buyer on or before such date have been so performed.

                  (c) Registration Rights Agreement. Buyer and Seller shall have executed and delivered the Eighteenth Amendment to the Registration Rights Agreement pursuant to Section 1.2(a) hereof and attached hereto as Exhibit B.

                  (d) Employment and Noncompetition Agreement. Buyer and Dwight
L. Jackson shall have executed and delivered the Employment and Noncompetition Agreement pursuant to Section 5.13 hereof and attached hereto as Exhibit H.

         6.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Seller and Seller's Affiliates and Shareholders in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and Seller and Seller's Affiliates and Shareholders shall have performed and complied with all covenants, obligations, agreements and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (b) Certificate of Seller and Seller's Affiliates and Shareholders. Buyer shall have been provided with a certificate executed on behalf of Seller by its President and by each of Seller's Affiliates and Shareholders to the effect that, as of the Closing Date:

                           (i) all representations and warranties made by Seller
and Seller's Affiliates and Shareholders in this Agreement are true and complete; and

                           (ii) all covenants, obligations, agreements and
conditions of this Agreement to be performed by Seller and Seller's Affiliates and Shareholders on or before such date have been so performed.

                  (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Business, the Assets or financial condition of Seller or Buyer.

                  (d) Third Party Consents. Any and all consents, waivers, and approvals required from third parties relating to the Contracts so as to assign all rights of Seller thereunder to Buyer as of the Closing shall have been obtained except as set forth in 6.4(b) hereof and except for any consent, waiver and approval by Oracle Corporation, a California corporation ("Oracle") pursuant to Section 8.5 of the Business Alliance Program Agreement between Oracle and Seller dated February 15, 1996.

                  (e) Payment of Outstanding Liabilities. To the extent necessary and required to transfer, convey, assign and deliver the Assets to Buyer on the Closing Date free and clear of all liens and encumbrances, Seller will have taken any and all necessary actions to pay off and/or obtain full releases from all of its liabilities and obligations, or will have made sufficient provisions to so pay or obtain releases, to the satisfaction of Buyer.

                  (f) Bulk Sales Law Compliance. In connection with the transactions contemplated hereby, Seller shall have complied fully with its obligations pursuant to Section 5.12 of this Agreement and there shall have been no intervention by any creditor of Seller prior to the Closing, except as disclosed in Schedule 6.3(f).

                  (g) Satisfaction of Bank Debt. Seller shall have delivered to Buyer evidence satisfactory to Buyer that the loan from Scott Valley Bank has been assigned to Stephen P. Blanding and Kirk G. Ward and that Scott Valley Bank has terminated all security interests, security agreements and guarantees affecting or relating to the Assets.

                  (h) Termination of UCC Financing Statements. Buyer shall have been furnished with UCC termination statements with respect to all UCC-1 financing statements evidencing security interests in any of the Assets excluding the tax liens filed by the IRS on November 10, 1994 and November 16, 1994 in the amount of $17,998.57 and $4,026.46, respectively, and the tax liens filed by the State of California Employment Development Department on March 23, 1995 in the amount of $4,586.97, with respect to liens on the assets of First Resource, and including the UCC-1 financing statement filed by Scott Valley Bank on October 12, 1994 with respect to a lien on substantially all of the assets of Seller.

                  (i) Subordination Agreement. Seller shall have delivered to Buyer a copy of the Subordination Agreement executed by each of Kirk G. Ward and Stephen P. Blanding pursuant to Section 1.1(b)(ii) hereof.

                  (j) Settlement of Outstanding Disputes. Buyer shall have received evidence of the settlement of any litigations and/or disputes described in the Schedules, including a general release from each such litigant or disputant, as the case may be, on terms and in a form satisfactory to it.

                  (k) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Assets, or limiting or restricting Buyer's conduct or operation of the Business (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

                  (l) Governmental Approvals. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

                  (m) No Material Adverse Changes. There shall not have occurred any material adverse change in the Business, the Assets or the results of operations or financial condition of Seller.

                  (n) Employment and Noncompetition Agreements. Buyer and Dwight
L. Jackson shall have entered into the Employment and Noncompetition Agreement in the form attached hereto as Exhibit H. Buyer and the persons listed in
Schedule 6.3(n) shall have entered into the Buyer's standard form of confidentiality and proprietary information agreement.

                  (o) Third Party Rights. No third party shall have any right of any nature whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Assets, except rights to use Products pursuant to licenses granted by Seller in the ordinary course of business.

                  (p) Certificates. Seller shall have obtained certificates of good standing from the California Secretary of State as to the good standing of the Seller and from the California Franchise Tax Board as to due payment by Seller of all taxes due, and shall have provided Buyer with true and correct certified copies thereof.

                  (q) Due Diligence. Buyer shall have completed to its satisfaction the due diligence process outlined in Section 5.2 hereof.

                  (r) Closing Documents. Buyer shall have received, in form and substance satisfactory to Buyer and its counsel, each and every other closing document required to be delivered to it pursuant to this Agreement.

         6.4 Condition Subsequent to Obligations of Buyer.

                  (a) Cara Agreement. Within twenty (20) days after the Closing, Buyer and Cara Information Technology LTD ("Cara") shall enter into a license agreement (the "Cara Agreement") substantially in the form attached hereto as
Exhibit I and Cara shall pay by wire transfer, upon the written instructions from Buyer to Cara, an aggregate of $100,000 of the license fees as set forth in the Cara Agreement of which $75,000 shall be paid upon execution of the Cara Agreement and an additional $25,000 shall be paid upon delivery of the Documentation by Buyer to Cara at such respective times. In no event shall the Cara Agreement be entered into between Seller and Cara prior to the Closing. In addition, Seller hereby guarantees two payments of $50,000 each (for an aggregate of $100,000) by Cara to Buyer to be paid six (6) months and twelve
(12) months, respectively, from the date of the Cara Agreement.

                  (b) Third Party Consents. Within twenty (20) days after the Closing, Seller shall have obtained and delivered to Buyer all consents, waivers, and approvals required from Smithware, Inc., a Tennessee Corporation ("Smithware") in accordance with the Software Distribution Agreement dated as of April 19, 1996 by and between Seller and Smithware and from Programmed Intelligence Corporation, a Georgia corporation ("IQ") in accordance with the Software Distribution License Agreement dated as of October 19, 1989, as amended, by and between Seller and IQ to assign all rights of Seller thereunder to Buyer as of the Closing.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. Except as provided in Section 7.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

                  (a) by mutual consent of Seller and Buyer;

                  (b) by Buyer or Seller if: (i) the Closing has not occurred by June 15, 1996; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

                  (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a substantial portion of the Business or the Assets or (ii) compel Buyer to dispose of or hold separate all or a substantial portion of the Business or the Assets of Buyer as a result of the Acquisition;

                  (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within five (5) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within five (5) business days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.2, 4.3, 5.3, 5.4, 5.5 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII
                               INDEMNITY AGREEMENT

         8.1 Agreement to Indemnify; Offset.

                  (a) Each of Seller and Seller's Affiliates and Shareholders hereby agree, jointly and severally, to indemnify and hold Buyer, and its directors, officers and affiliates (collectively, the "Indemnitees"), harmless against and in respect of any loss, cost, expense (including expenses of investigation), claim, liability, deficiency, judgment or damage, including reasonable legal and accounting fees and expenses, which exceed $15,000 in the aggregate (hereinafter, individually, a "Loss", and collectively, "Losses") incurred by Buyer, its officers, directors, or affiliates, directly or indirectly, (i) as a result of any inaccuracy in or breach of a representation or warranty of Seller or any of Seller's Affiliates and Shareholders contained in this Agreement or any failure by Seller or any of Seller's Affiliates and Shareholders to perform or comply with any covenant or condition contained in this Agreement and (ii) by reason of Seller's failure to satisfy or discharge in a timely manner any liability or obligation of Seller that is not an Assumed Liability. Notwithstanding the foregoing, Seller and Seller's Affiliates and Shareholders shall only be liable to Indemnitees for any and all Losses in excess of an aggregate total of $15,000 from the sum of all Losses combined.

                  (b) Prior to the earlier to occur (the "Offset Date") of (i) the closing of an initial public offering of the Buyer that triggers the automatic conversion of the Series E Preferred Stock of

Buyer into Common Stock of the Buyer (an "IPO") or (ii) twenty-four (24) months from the date of this Agreement, Buyer, for purposes of calculating the amount of interest payable to Kirk G. Ward and Stephen P. Blanding under the $250,000 Note, only and not as a permanent reduction of the principal balance thereof, shall offset the amount of any Losses for which Seller and Seller's Affiliates and Shareholders are liable to any of the Indemnitees against the amount of principal outstanding under the $250,000 Note.

                  (c) At the Offset Date, in addition to any rights of offset or other rights that Buyer or any of the other Indemnitees may have at Common Law or otherwise, Seller shall have the option to either: (i) cause Buyer to withhold and deduct any sum that may be owed to any Indemnitee under this Agreement from any amount otherwise payable by Buyer to Kirk G. Ward and Stephen
P. Blanding under the $250,000 Note or (ii) deliver to Buyer the number of shares equal to the quotient of (1) the amount of such Losses, (2) divided by the greater of (x) $7.94 per share (as adjusted for stock splits and stock dividends) or (y) the most recent purchase price per share of the Company's Capital Stock. The withholding and deduction of any such sum against the $250,000 Note shall first be used to pay down any principal, if any owed and any accrued interest or other fees or sums owed thereafter by Buyer to Seller or any of Seller's Affiliates and Shareholders and shall operate as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was deducted.

         8.2 Expiration of Indemnification and Representations and Warranties.

                  (a) Except as otherwise provided in Sections 8.1(c) and 8.2(b) hereof, the indemnification obligations under Section 8.1 hereof and the representations and warranties contained in this Agreement (except for those referred to in Section 8.2(b) hereof) shall terminate eighteen (18) months from the date of this Agreement, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date by Delivery (as defined below) of an Officer's Certificate (as defined below) pursuant to Section 8.3 hereof.

                  (b) The indemnification obligations under Section 8.1 hereof with respect to a breach of the representations and warranties contained in (i)
Section 2.8(c) of this Agreement shall not terminate until twenty-four (24) months; and (ii) Section 2.11(c) of this Agreement shall terminate forty-eight
(48) months after the date of this Agreement, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date. The representations and warranties contained in Sections 2.8(c) and 2.11(c) shall survive until expiration of the respective periods set forth in the foregoing clauses (i) and (ii), respectively. In addition, the representations and warranties of Buyer in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for a period of one (1) year from the Closing Date.

         8.3 Claims. Upon Delivery (as defined below) of notice to Seller by the Buyer at any time on or before the last day prior to expiration of indemnification as set forth in Section 8.2 herein of a certificate signed by any officer of Buyer (an "Officer's Certificate"):

                  (a) stating that Buyer (or any of its directors, officers or affiliates) has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and

                  (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or condition to which such item is related,

the Seller or any of Seller's Affiliates or Shareholders shall, subject to the provisions of Section 8.4 hereof, either (i) deliver to Buyer as promptly as practicable but in no event later than thirty (30) calendar days from the date of Delivery, the amount of cash equal to such Losses as indemnity payable by wire transfer or certified check, or, in the event any amounts remain due under the $250,000 Note and/or any of Seller or Seller's shareholders are the beneficial holders of any of the Shares, (ii) notify Indemnitees as promptly as practical but in no event later than thirty (30) calendar days from the date of Delivery, that such indemnification shall be offset in accordance with Sections 8.1(b) and (c) hereof.

         8.4 Objections to Claims. At the time of delivery of any Officer's Certificate to Seller (the "Delivery"), a duplicate copy of such certificate shall be delivered to Seller's Affiliates and Shareholders. After the expiration of such thirty (30) day period, Seller or any of Seller's Affiliates and Shareholders shall make payment to Buyer in accordance with Section 8.3 hereof; provided that, no such payment may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Buyer prior to the expiration of such thirty (30) day period. Notwithstanding any other provision of this Agreement, the parties hereto hereby agree that, upon receipt of reasonable evidence of any claimed or asserted Tax liability which attaches or may attach to the Assumed Assets by operation of law or otherwise or for which Buyer is liable in connection with the purchase of the Assumed Assets and which is an Indemnifiable Loss hereunder, the Seller or any of Seller's Affiliates and Shareholders shall deliver to Buyer, as promptly as practicable, an amount sufficient for Buyer to discharge such Tax liability. In the event Seller objects or disputes the payment or satisfaction of any such Tax liability, Seller's sole recourse shall be to file a claim of refund or such other appropriate claim with the governmental body to which such payment is made by Buyer.

         8.5 Resolution of Conflicts; Arbitration.

                  (a) In case Seller shall so object in writing to any claim or claims made in any Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims; provided, however, that there shall be no presumption that Buyer has not attempted to agree in good faith if Buyer chooses to demand arbitration of the matter in the manner set forth in paragraph (b) below after fifteen (15) days following Seller's objection. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by each of Buyer and Seller.

                  (b) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and, in either such event, the matter shall be settled by arbitration conducted by three arbitrators. Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Alameda County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 8.5, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Buyer less than fifty percent (50%) of the disputed amount (in addition to any amount not in dispute); otherwise, Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

         8.6 Third Party Claims. In the event Buyer becomes aware of a third-party claim that Buyer believes may result in a demand of indemnification, Buyer shall notify Seller of such claim, and the Seller shall be entitled, at its expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that except with the written consent of Seller (which shall not be unreasonably withheld), no settlement of any such claim with third party claimants shall alone be determinative of the amount of liability of Seller. In the event that Seller has not consented in writing to any such settlement, Buyer and Seller shall resolve by arbitration any dispute as to the amount to which Buyer is entitled under Section 8.1 hereof in respect of such settlement in the manner set forth in this Section 8.

         8.7 Remedies. Seller and each of Seller's Affiliates and Shareholders hereby acknowledge that Buyer may seek any available remedy to enforce the indemnity obligations of Seller and Seller's Affiliates and Shareholders set forth in Section 8.1 hereof.

         8.8 Representative. Seller and the Seller's Affiliates and Shareholders hereby agree that effective upon the execution of this Agreement, they shall be collectively represented by Stephen P.
Blanding (the "Representative") in accordance with the following terms:

                  (i) The Representative is hereby empowered to give and receive notices and communications, to agree to the reimbursable amount of any Loss, to negotiate, enter into settlements and compromises of and to take all actions on behalf of the Seller and the Seller's Affiliates and Shareholders necessary for the accomplishment of the foregoing.

                  (ii) In the event that the Representative shall die, become incapacitated, resign or otherwise be unable to fulfill his duties or terminate his status as such, his successor shall be elected by the vote or consent of the majority in interest of the Seller's Affiliates and Shareholders as soon as reasonably practicable thereafter.

                  (iii) The Representative shall receive no compensation for his services but shall be reimbursed by the Seller's Affiliates and Shareholders for reasonable expenses incurred in the course of performance of such services.

                  (iv) A decision, act, consent or instruction of the Representative shall constitute a decision of the Seller and Seller's Affiliates and Shareholders and shall be conclusive and binding upon the Seller and Seller's Affiliates and Shareholders, and Buyer may rely upon any decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of the Seller and Seller's Affiliates and Shareholders.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer, to:

                           ProBusiness, Inc.
                           5934 Gibraltar
                           Pleasanton, California  94588
                           Attention:  Chief Financial Officer
                           Telecopy No.:  (510) 847-3817

                           with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California  94304-1050
                           Attention:  Alan K. Austin, Esq.
                           Telecopy No.:  (415) 493-6811

                  (b)      if to Seller, to:

                           Dimension Solutions
                           39899 Balentine Drive
                           Suite 335
                           Newark, California  94560
                           Attention:  Dwight Jackson
                           Telecopy No.:  (510) 623-0550

                           with a copy to:

                           Morgan, Miller & Blair
                           1676 North California Blvd.
                           Suite 200
                           Walnut Creek, California  94596
                           Attention:  Bruce Ring
                           Telecopy No.: (510) 943-1106


         9.2 Interpretation. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement. This Agreement, the Schedules and Exhibits hereto: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise; provided, however, that Seller may assign its rights and obligations hereunder to its shareholders.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

         9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, each of Buyer, Seller and Seller's Affiliates and Shareholders has caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                      PROBUSINESS, INC.


                                      By:
                                           ---------------------------------
                                      Name:  Thomas H. Sinton
                                      Title:  President


                                      DIMENSION SOLUTIONS


                                      By:
                                           ---------------------------------
                                      Name:   Dwight L. Jackson
                                      Title:  President


                                      Seller's Shareholders


                                      ---------------------------------
                                      Dwight L. Jackson


                                      ---------------------------------
                                      Stephen P. Blanding


                                      ---------------------------------
                                      Kirk G. Ward


                                      ---------------------------------
                                      Stephen P. Blanding and Mayno W. Blanding
                                      Family Trust


                                      By:
                                           ----------------------------
                                      Title:
                                             --------------------------

                                      ---------------------------------
                                      Ward Family Revocable Trust dated 3/28/94

                                      By:
                                           ----------------------------
                                      Title:
                                             --------------------------